U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2006

CIMETRIX INCORPORATED

(Exact name of registrant as specified in its charter)

0-16454
(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	87-0439107 (IRS Employer Identification No.)

6979 South High Tech Drive
Salt Lake City, Utah  84047-3757
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 256-6500

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

  On June 21, 2006, Cimetrix Incorporated (the “Company”) engaged HJ & Associates, LLC (“HJ”), as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006. On June 20, 2006, the Company dismissed Tanner LC (“Tanner”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company approved the decision to change accounting firms.

Tanner’s report dated March 24, 2006 on the Company’s consolidated balance sheets as of December 31, 2005 and 2004, and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2005, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two-year period ended December 31, 2005 and from that date through June 20, 2006:  (i) there were no disagreements between Tanner and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tanner, would have caused Tanner to make reference to the subject matter of such disagreements in connection with its reports; and (ii) there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

During the two-year period ended December 31, 2005 and from that date through June 20, 2006, neither the Company nor anyone on behalf of the Company has consulted with HJ regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

The Company requested that Tanner furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is furnished with this report as Exhibit 16.1.

Item 9.01  Financial Statements and Exhibits

Furnished with this report as Exhibit 16.1 is a letter from Tanner LC, dated June 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cimetrix Incorporated

Date: June 23, 2006	By:	/s/ Robert H. Reback
Robert H. Reback, President and
Chief Executive Officer